                                                                    EXHIBIT 99.1
                                                                    ------------



FOR IMMEDIATE RELEASE

                                                                    NEWS RELEASE

For More Information Contact:

   Dennis P. Wolf                             Cathi Fox - Investor Relations
   Executive Vice President and CFO           Connie Graybeal - Public Relations
   (510) 657-7400                             (510) 657-7400

                      CREDENCE SYSTEMS REPORTS RESULTS FOR

                       FOURTH QUARTER AND FISCAL YEAR 1999

     FREMONT, Calif.--December 10, 1999--Credence Systems Corporation (Nasdaq
NMS: CMOS) today reported results for its fourth quarter and fiscal year ended October 31, 1999. Net sales for the fourth quarter of fiscal 1999 were $80.2 million, an increase of 258 percent from net sales of $22.4 million in the fourth quarter of fiscal 1998. Net sales were up $27.8 million sequentially or 53 percent from the company's third fiscal quarter of 1999. The net income for the fourth quarter of fiscal 1999 was $8.1 million or $0.35 per diluted share, compared to a net loss of $10.7 million during the fourth fiscal quarter of 1998, or $0.51 per share.

     Included in the results of the company's recent fourth quarter is $2.2 million in special pre-tax charges associated with the acquisition and integration of Opmaxx, Inc. with our subsidiary, Fluence Technology, Inc. during the quarter. Before these special charges, the company's pro-forma net income for the fourth quarter was $9.5 million or $0.42 per diluted share.

     The fourth quarter 1999 net income showed improvement over the third fiscal quarter when the company reported net income of $2.9 million or $0.13 per share. The net loss for fiscal 1999 was $0.8 million or $0.04 per diluted share, compared to a net loss of $26.3 million or $1.22 per diluted share in fiscal 1998.

     Dr. Graham Siddall, Credence's president and chief executive officer said, "This is an exciting time for the Company. Our bookings activity for the fourth quarter is not only a result of the hard work and dedication of our employee base, it signifies customer acceptance of our product offerings. Bookings activity in the fourth quarter was at record levels with a book to bill ratio of
1.58 to 1. This increase came from our existing customer base as well as from ten new customers during the quarter. We also saw increased order activity at major IC manufacturers in both the U.S. and Europe."

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     CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1999


I.       PAGE 2

Dr. Siddall continued, "We are particularly pleased with our ability to have ramped the new Quartet line this quarter, more than doubling the shipments we were able to make in the last quarter. The Quartet, a relatively new product, addresses the consumer mixed-signal market."

     Credence's executive vice president and chief financial officer, Mr. Dennis Wolf, said, "We are very pleased to be reporting net income levels before special charges this quarter that are the highest recorded since fiscal 1996. Our sales volumes combined with firmer pricing in the industry had the effect of further improving our gross margin, which stood at 55 percent for the quarter." Mr. Wolf continued, "Our balance sheet continued to strengthen during the quarter as we lowered our days sales outstanding and increased our inventory turns from the levels recorded in the third quarter of 1999."

     Credence Systems Corporation is a leader in the manufacture of automatic test equipment (ATE) for the worldwide semiconductor industry. Credence offers a wide range of products with test capabilities for digital, mixed-signal, and non-volatile memory semiconductors. Utilizing its proprietary CMOS technologies, Credence products are designed to meet the strict time-to-market and cost-of-ownership requirements of its customers.

     Headquartered in Fremont, California, the company maintains advanced production and design facilities in Hillsboro, Oregon. Credence, an ISO 9001 certified manufacturer, is listed on the Nasdaq National Market under the symbol CMOS.

     Statements in this release that are forward looking and involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from the future performance suggested in this release. Such factors include, but are not limited to, economic and currency instability in the Asia Pacific region, fluctuation in customer demand, timing and volume of orders and shipments, competition and pricing pressures, reliability and quality issues, the Company's ability to complete the development of its new products, product mix, overhead absorption, cyclicality and downturns in the semiconductor industry, continued dependence on "turns" orders to achieve revenue objectives,

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CREDENCE SYSTEMS REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 1999

PAGE 3

the Company's ability to have an appropriate amount of production capacity in a timely manner, the timing of new technology, product introductions, the risk of early obsolescence and the Company's ability to control expenses.

     Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. The Company assumes no obligation to update the information in this press release.

Credence, Credence Systems, Quartet Kalos and ValStar are trademarks of Credence Systems Corporation. Other trademarks, which may be mentioned in this release, are the intellectual property of their respective owners.






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       A.   CREDENCE SYSTEMS CORPORATION

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)



                                                Three Months                   Prior                   Fiscal Year
                                                    Ended                  Quarter Ended                  Ended
                                                 October 31,                  July 31,                  October 31,
                                    -----------------------------------   ----------------    -------------------------------
                                         1999                1998              1999               1999             1998
                                    ----------------    ---------------   ----------------    --------------   --------------
Net sales                                   $80,215            $22,446            $52,378          $197,183         $216,803
Cost of goods sold - on net sales            36,102             13,001             24,826            95,205           97,004
Cost of goods sold - restructure
and other                                        --              7,400                 --                --           28,352
                                    ----------------    ---------------   ----------------    --------------   --------------
Gross margin                                 44,113              2,045             27,552           101,978           91,447

Operating expenses:

Research and development                     11,128             10,191              9,631            38,908           47,484

Selling, general and
administrative                               18,373             11,925             14,184            58,660           64,151

In-process research and
  Development                                   858            (2,840)                 --               858            1,998

Special charges                               1,334              2,000                 --             7,565           20,386
                                    ----------------    ---------------   ----------------    --------------   --------------
   Total operating expenses                  31,693             21,276             23,815           105,991          134,019
                                    ----------------    ---------------   ----------------    --------------   --------------

Operating income (loss)                      12,420           (19,231)              3,737           (4,013)         (42,572)

Interest and other income
(expenses), net                                 328                151                (6)               261            1,302
                                    ----------------    ---------------   ----------------    --------------   --------------

Income (loss) before income taxes            12,748           (19,080)              3,731           (3,752)         (41,270)

Income taxes (benefit)                        4,576            (8,327)              1,352           (1,372)         (14,785)

Minority interest (benefit)                     106               (79)                 15                75            (203)
                                    ----------------    ---------------   ----------------    --------------   --------------

Net income (loss) before
Extraordinary items                         $ 8,066          ($10,674)            $ 2,364         ($ 2,455)       ($ 26,282)
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------

Gain on extinguishment of debt                   --                 --                488             1,646               --

Net income (loss)                           $ 8,066          ($10,674)            $ 2,852          ($  809)       ($ 26,282)
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------
Net income (loss) per share
   Basic                                      $0.37            ($0.51)              $0.13           ($0.04)          ($1.22)
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------
   Diluted                                    $0.35            ($0.51)              $0.13           ($0.04)          ($1.22)
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------
Number of shares used in
Computing per share amount
   Basic                                     21,724             20,963             21,257            21,088           21,533
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------
   Diluted                                   22,739             20,963             22,116            21,899           21,533
                                    ----------------    ---------------   ----------------    --------------   --------------
                                    ----------------    ---------------   ----------------    --------------   --------------

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

                          CREDENCE SYSTEMS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                                  Prior Quarter
                                                         October 31,                 July 31,                October 31,
                                                     ---------------------     ---------------------     ---------------------
                                                             1999                      1999                      1998
                                                     ---------------------     ---------------------     ---------------------

ASSETS

Current assets:
   Cash and cash equivalents                                     $ 52,104                  $ 66,066                  $ 48,391

   Restricted cash                                                     --                        --                     2,400

   Short-term investments                                          39,774                    52,810                    62,777

   Accounts receivable, net                                        71,506                    47,091                    33,901

   Inventories                                                     41,218                    35,822                    37,406

   Other current assets                                            23,111                    27,115                    40,676
                                                     ---------------------     ---------------------     ---------------------

    Total current assets                                          227,713                   228,904                   225,551

Long-term investments                                              50,005                    26,381                    20,357

Property and equipment, net                                        43,063                    42,396                    41,764

Other assets                                                       19,639                    16,055                    18,517
                                                     ---------------------     ---------------------     ---------------------

     Total assets                                                $340,420                  $313,736                  $306,189
                                                     ---------------------     ---------------------     ---------------------
                                                     ---------------------     ---------------------     ---------------------

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities:
   Accounts payable                                              $ 23,611                  $ 20,616                    $8,090

   Accrued liabilities                                             31,163                    24,495                    26,978

   Income taxes payable                                             6,212                     5,291                     5,877
                                                     ---------------------     ---------------------     ---------------------

     Total current liabilities                                     60,986                    50,402                    40,945

Convertible subordinated notes & Other                             97,744                    96,610                   115,000

Minority interest                                                     282                       175                       227

Stockholders' equity                                              181,408                   166,549                   150,017
                                                     ---------------------     ---------------------     ---------------------

     Total liabilities and stockholders' equity                  $340,420                  $313,736                  $306,189
                                                     ---------------------     ---------------------     ---------------------
                                                     ---------------------     ---------------------     ---------------------



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                          CREDENCE SYSTEMS CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

NOTES: OPERATIONS FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999 INCLUDED A PRE-TAX CHARGE OF APPROXIMATELY $6.2 MILLION RELATED TO THE DISPOSAL OF EXCESS FACILITIES AND SEVERANCE, $1.3 MILLION RELATED TO THE ACQUISITION AND INTEGRATION OF OPMAXX, INC., AND $0.9 MILLION FOR IN-PROCESS RESEARCH AND DEVELOPMENT CHARGES ASSOCIATED WITH THAT ACQUISITION. FISCAL 1999 ALSO INCLUDED AN EXTRAORDINARY GAIN ON EXTINGUISHMENT OF DEBT AFTER TAXES OF $1.6 MILLION.

     OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 1998 INCLUDED RESTRUCTURING CHARGES OF $48.7 MILLION OF WHICH $28.4 MILLION WAS CLASSIFIED AS COST OF GOODS SOLD AND THE BALANCE WAS CLASSIFIED AS OPERATING EXPENSES. THESE CHARGES WERE RECORDED AS A RESULT OF THE COMPANY'S RESPONSE TO A MAJOR DOWNTURN IN THE OUTLOOK FOR THE ATE AND RELATED SEMICONDUCTOR INDUSTRIES WHICH TOOK PLACE DURING THAT PERIOD. ALSO IN THE 1998 FISCAL YEAR THE COMPANY RECORDED $2.0 MILLION FOR IN-PROCESS RESEARCH AND DEVELOPMENT CHARGES ASSOCIATED WITH THE ACQUISITION OF HEURISTICS PHYSICS LABORATORIES, INC.

     DURING THE THREE MONTH PERIOD ENDED OCTOBER 31, 1999, THE COMPANY RECORDED SPECIAL PRE-TAX CHARGES OF $1.3 MILLION RELATED TO THE ACQUISITION AND INTEGRATION OF OPMAXX, INC., AND $0.9 MILLION FOR IN-PROCESS RESEARCH AND DEVELOPMENT CHARGES ASSOCIATED WITH THAT ACQUISITION.

     DURING THE THREE MONTH PERIOD ENDED OCTOBER 31, 1998, CREDENCE RECORDED RESTRUCTURING CHARGES OF $9.4 MILLION, OF WHICH $7.4 MILLION WAS CLASSIFIED AS COST OF GOODS SOLD AND THE BALANCE WAS CLASSIFIED AS OPERATING EXPENSES. IN ADDITION, THE COMPANY REDUCED A PREVIOUS IN-PROCESS RESEARCH AND DEVELOPMENT CHARGE BY $2.8 MILLION AND RECORDED IT IN THE FISCAL QUARTER ENDED OCTOBER 31, 1998.

     THE INFORMATION IN THE TABLES BELOW SHOWS PRO-FORMA NET INCOME INFORMATION EXCLUDING THESE NON-RECURRING ITEMS. THIS SUPPLEMENTAL FINANCIAL INFORMATION DOES NOT PURPORT TO BE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

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





                                                          Three Months                                Fiscal Year
                                                              Ended                                      Ended
                                                            October 31,                               October 31,
                                                   -----------------------------            -----------------------------
                                                       1999            1998                      1999             1998
                                                   ------------   --------------            ------------   --------------
   Pro forma operating income (loss)                $ 14,612         $(12,671)                  $ 4,410           $8,164

                                                   ------------   --------------            ------------   --------------
   Pro forma income before tax (loss)                 14,940          (12,520)                    4,671            9,466

   Pro forma income tax provision/(benefit)            5,365           (4,507)                    1,682            3,391
   Minority interest (benefit)                           106              (79)                       75            (203)
                                                   ------------   --------------            ------------   --------------

   Pro forma net income (loss)                       $ 9,469         ($ 8,092)                  $ 2,914           $6,278
                                                   ------------   --------------            ------------   --------------
                                                   ------------   --------------            ------------   --------------

   Pro forma net income (loss) per share
       Basic                                           $0.44           ($0.39)                    $0.14            $0.29
       Diluted                                         $0.42           ($0.39)                    $0.13            $0.29
   Number of shares used in computing per
   Share amount
       Basic                                          21,724            20,963                   21,088           21,533
       Diluted                                        22,739            20,963                   21,899           21,937
                                                   ------------   --------------            ------------   --------------
                                                   ------------   --------------            ------------   --------------
